EXHIBIT 10.4

GUARANTEE AGREEMENT dated as of August 30, 2005, among FEDERATED DEPARTMENT STORES, INC. FEDERATED RETAIL HOLDINGS, INC. and JPMORGAN CHASE BANK, N.A., as Paying Agent

[Reference No. 6701-543]

TABLE OF CONTENTS
		Page

	ARTICLE I

	Definitions

SECTION 1.01.	Credit Agreement	*
SECTION 1.02.	Other Defined Terms	1

	ARTICLE II

	Guarantee

SECTION 2.01	Guarantee	2
SECTION 2.02	Guarantee of Payment	2
SECTION 2.03	No Limitations	2
SECTION 2.04.	Reinstatement	3
SECTION 2.05	Agreement to Pay; Subrogation	3
SECTION 2.06	Information	3

	ARTICLE III

	Subrogation and Subordination

	ARTICLE IV

	Miscellaneous

SECTION 4.01	Notices	4
SECTION 4.02	Waivers; Amendments	4
SECTION 4.03	Successors and Assigns	5
SECTION 4.04	Survival of Agreement	5
SECTION 4.05	Counterparts; Effectiveness; Several Agreement	5
SECTION 4.06	Severability	5
SECTION 4.07	Right of Setoff	5
SECTION 4.08	Governing Law	6
SECTION 4.09	Headings	6
SECTION 4.10	Termiantion or Release	6

GUARANTEE AGREEMENT dated as of August 30, 2005, among FEDERATED DEPARTMENT STORES, INC., FEDERATED RETAIL HOLDINGS, INC. and JPMORGAN CHASE BANK, N.A., as Paying Agent.

        Reference is made to the Bridge Credit Agreement dated as of August 30, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Federated Department Stores, Inc. ("FDSI"), Federated Retail Holdings, Inc. (the "Borrower"), the Lenders party thereto, JPMorgan Chase Bank, N.A. and Bank of America, N.A., as Administrative Agents and JPMorgan Chase Bank, N.A., as Paying Agent. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. FDSI is the parent company of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

        SECTION 1.01 Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

        (b)    The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement.

        SECTION 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            "Credit Agreement" has the meaning assigned to such term in the preliminary statement of this Agreement.

            "Credit Parties" means (a) the Lenders, (b) the Agents, (c) the beneficiaries of the Borrower's indemnification obligations under the Credit Agreement and (d) the successors and assigns of each of the foregoing.

            "Guarantor" means FDSI.

            "Obligations" means the due and punctual payment by the Borrower of (a) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (b) all other monetary obligations of the Borrower to any of the Credit Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

ARTICLE II

Guarantee

        SECTION 2.01 Guarantee. The Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment of the Obligations. The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. The Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

        SECTION 2.02 Guarantee of Payment. The Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Paying Agent or any other Credit Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Paying Agent or any other Credit Party in favor of the Borrower or any other Person.

        SECTION 2.03 No Limitations. Except for termination of the Guarantor's obligations hereunder as expressly provided in Section 4.10, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Paying Agent or any other Credit Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement; (iii) the release of any security held by the Paying Agent or any other Credit Party for the Obligations or any of them; (iv) any default, failure or delay, wilful or otherwise, in the payment of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations). The Guarantor expressly authorizes the Credit Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of the Guarantor hereunder.

            (b) To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the payment in full in cash of all the Obligations. The Paying Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or exercise any other right or remedy available to them against the Borrower, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations have been paid in full in cash. To the fullest extent permitted by applicable law, the Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower or any security.

            SECTION 2.04 Reinstatement. The Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Paying Agent or any other Credit Party upon the bankruptcy or reorganization of the Borrower or otherwise. The provisions of this Section 2.04 shall survive any termination or release under Section 4.10.

            SECTION 2.05 Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Paying Agent or any other Credit Party has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Paying Agent for distribution to the applicable Credit Parties in cash the amount of such unpaid Obligation. Upon payment by the Guarantor of any sums to the Paying Agent as provided above, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

            SECTION 2.06 Information. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Paying Agent or the other Credit Parties will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Subrogation and Subordination

        The Guarantor and the Borrower agree that, in the event of any payment by the Guarantor in respect of any of the Obligations, all rights of the Guarantor to indemnity, contribution or subrogation, whether under applicable law or otherwise, shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

ARTICLE IV

Miscellaneous

            SECTION 4.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.

            SECTION 4.02 Waivers; Amendment. (a) No failure or delay by any Agent or any Lender in exercising any right or power hereunder or under the Credit Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the Credit Agreement are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by FDSI or the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on FDSI or the Borrower in any case shall entitle FDSI or the Borrower to any other or further notice or demand in similar or other circumstances.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Paying Agent, FDSI and the Borrower, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

            SECTION 4.03 Successors and Assigns. Whenever in this Agreement any party hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor, the Borrower or the Paying Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

            SECTION 4.04 Survival of Agreement. All covenants, agreements, representations and warranties made by FDSI and the Borrower in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Lender or on its behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid and so long as the Commitments have not expired or terminated.

            SECTION 4.05 Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by the Paying Agent and when the Paying Agent shall have received counterparts hereof which, when taken together, bear the signatures of FDSI and the Borrower, and thereafter shall be binding upon FDSI, the Borrower and the Paying Agent, and shall inure to the benefit of FDSI, the Borrower, the Paying Agent and the other Credit Parties and their respective successors and assigns, except that neither FDSI nor the Borrower shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement.

            SECTION 4.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or uneforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 4.07 Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Guarantor against any of and all the obligations of the Guarantor now or hereafter existing under this Agreement owed to such Lender, irrespective of whether or not any demand for payment thereof has been made under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 4.07 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

            SECTION 4.08 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            SECTION 4.09 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            SECTION 4.10 Termination or Release. Subject to Section 2.04, this Agreement and the guarantee made herein shall terminate when the Commitments have terminated and all the Obligations have been paid in full.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

FEDERATED DEPARTMENT STORES, INC.,

By: /s/ Karen M. Hoguet
Name: Karen M. Hoguet
Title: EVP and CFO

FEDERATED RETAIL HOLDINGS, INC.,

By: /s/ Brian M. Szames
Name: Brian M. Szames
Title: VP andTreasurer

JPMORGAN CHASE BANK, N.A.,
as Paying Agent

By: /s/ Barry Bergman
Name: Barry Bergman
Title: Managing Director